UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 28, 2022

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-38402	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, 4th Floor, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	NXTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2022, the board of directors of NextPlay Technologies, Inc., a Nevada corporation (the “Company”) appointed Mr. Nutthaphol Rungsakhon to serve as the Company’s interim Chief Financial Officer (the “Interim CFO”), effective immediately. His appointment fills the vacant position resulting from Kent Taepakdee’s resignation on November 18, 2022, as disclosed in that Current Report on Form 8-K filed by the Company on November 25, 2022. Mr. Rungsakhon will hold this interim position until his successor is duly elected and qualified, subject to his earlier death, resignation, or removal.

Mr. Rungsakhon, 37, served as the Company’s Vice President of Finance since November 2021 and until he was appointed as the Interim CFO of the Company. Mr. Rungsakhon appointment as the Interim CFO was based on various considerations, including his 14 years of experience in the accounting and finance industry, and his experience with financial reporting obligations of multi-national businesses. Prior to joining the Company, from October 2020 until October 2021, Mr. Rungsakhon served as an Audit Director at KPMG Thailand (“KPMG Thailand”) where he was directly responsible for managing the audit teams and audit engagement process for clients of KPMG Thailand, of which required Mr. Rungsakhon to oversee the audit controls and processes, to prepare and review audit documentations and reports generated by the audit teams, and to monitor the overall engagement process.

From October 2016 to October 2020, Mr. Rungsakhon served as an Associate Director at KPMG Thailand where he was responsible for the day-to-day management of numerous internal audit engagements with clients of KPMG Thailand, the preparation of audit reports and supporting documentation for such engagements, and the development of new and enhanced audit programs and approaches to better the audit program of KPMG Thailand.

Mr. Rungsakhon earned his B.S. degree in Accounting from Thammasat University, a public university in Bangkok, Thailand. Mr. Rungsakhon is also a member of the Federation of Accounting Professions and has obtained his CPA license in Thailand.

There is no arrangement or understanding between Mr. Rungsakhon and any other person pursuant to which Mr. Rungsakhon was appointed as the Interim CFO of the Company. There are no family relationships between Mr. Rungsakhon and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Rungsakhon is not a participant in, nor is Mr. Rungsakhon to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: December 2, 2022	By:	/s/ Nithinan Boonyawattanapisut
		Name:	Nithinan Boonyawattanapisut
		Title:	Co-Chief Executive Officer